EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-60966 on Form S-3, Post Effective Amendment No. 3 to Registration Statement No. 33-29147 on Form S-8, Registration Statement Nos. 33-66488 and 33-72582 on Form S-8, Post Effective Amendment No. 1 to Registration Statement Nos. 33-46773 and 33-87974 on Form S-8, Amendment No. 1 to Registration Statement No. 333-32433 on Form S-4, Amendment No. 1 to Registration Statement Nos. 333-80377 and 333-80377-1 on Form S-3, Amendment No. 2 to Registration Statement Nos. 333-85612 and 333-85612-01 on Form S-3, and Registration Statement No. 333-102812 on Form S-8 of our report dated March 5, 2004, March 24, 2005 as to Note 21, relating to the consolidated financial statements and financial statement schedule of Duquesne Light Holdings, Inc., (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a change in accounting for goodwill and other intangible assets and the restatement discussed in Note 21), appearing in this Annual Report on Form 10-K/A of Duquesne Light Holdings, Inc. for the year ended December 31, 2003.

/s/Deloitte & Touche LLP

Pittsburgh, Pennsylvania

March 24, 2005